Exhibit 99.1

Shanghai Skylight Law Firm

上海天知澜律师事务所

June 3, 2026

To:

3 E Network Technology Group Limited

No.118 Connaught Road West, 3003-2

Hong Kong, China

PRC Legal Opinion

Dear Madams/Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC,” which for the purpose of this legal opinion (this “Opinion”), does not include Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on the PRC Laws (as defined below).

We, as the PRC legal counsel to 3 E Network Technology Group Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), have been requested to provide this legal opinion in connection with the proposed offering (the “Offering”). Pursuant to the registration statement to be submitted by the Company to the U.S. Securities and Exchange Commission on June 1, 2026, including the final prospectus and all related amendments thereto, up to an aggregate of 17,128,381 class A ordinary shares of the Company, par value US$0.0025 per share (each, a “Class A Ordinary Share”, collectively, “Class A Ordinary Shares”), consisting of (i) up to 13,175,676 Class A Ordinary Shares issuable upon conversion of a senior secured 8% original issue discount convertible promissory note in the principal amount of up to US$1,300,000 (the “Convertible Note” or the “Note”), and (ii) up to 3,952,705 Class A Ordinary Shares issuable upon exercise of a Class A ordinary shares purchase warrant (the “Warrant”), which Note and Warrant were issued pursuant to a Securities Purchase Agreement dated May 1, 2026 (the “Securities Purchase Agreement”) between the Company and L1 Capital Global Opportunities Master Fund (the “Selling Shareholder” or “L1 Capital”).

A. Definitions

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this Opinion shall have the meanings ascribed to them as follows:

i.	“Commission” means the United States Securities and Exchange Commission.

ii.	“Governmental Agencies” means any national, provincial or local governmental, regulatory or administrative authority, court, arbitration commissions or any other judicial body of the PRC.

iii.	“PRC Laws” means all applicable national, provincial and local laws, regulations and rules of the PRC currently in effect and publicly available on the date of this Opinion.

iv.	“Prospectus” means the prospectus contained in the Registration Statement and any and all prospectus supplement(s) to the foregoing prospectus.

v.	“Registration Statement” means the Registration Statement on Form F-1, filed with the Commission under the Securities Act of 1933, including the final prospectus as filed, and any and all amendments to the foregoing Registration Statement.

B. Documents and Assumptions

In rendering this Opinion, we have reviewed the Registration Statement including the Prospectus, and examined originals or copies of the due diligence documents provided to us by the Company and such other documents, corporate records and certificates issued by the Governmental Agencies (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this Opinion, we have assumed without independent investigation that (“Assumptions”)

i.	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.	Each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization or incorporation, or (b) if an individual, has full capacity for civil conduct; each of them has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

iii.	The Documents that were presented to us remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

Shanghai Skylight Law Firm

上海天知澜律师事务所

iv.	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

v.	All requested Documents have been provided to us and all factual statements made to us by the Company in connection with this Opinion are true, correct and complete in all aspects; and

vi.	On December 25, 2025, the Company’s Hong Kong subsidiary, 3e Network Technology Company Limited (“HK 3e Network”), entered into an equity transfer agreement with HongKong Techfaith Limited (“Techfaith”), pursuant to which HK 3e Network agreed to sell, and Techfaith agreed to acquire 40% of the equity interests in Guangzhou 3e Network Technology Company Limited. On December 30, 2025, the relevant registration procedures in respect of the foregoing equity transfer have been submitted to the competent authorities in the PRC. Upon completion of the foregoing equity transfer, the Company does not directly or indirectly hold any equity interests in any company within the territory of the PRC.

Based on our review of the Documents and subject to the Assumptions and the Qualifications set out above, we are of the opinion that:

(1)	The statements in the Prospectus under the sections entitled “PROSPECTUS SUMMARY”, “RISK FACTORS”, “ENFORCEABILITY OF CIVIL LIABILITIES”, “REGULATIONS”, “TAXATION” and “LEGAL MATTERS”, only to the extent that they describe or summarize matters of PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present or summarize, in all material respects, the PRC legal and regulatory matters, proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstances under which they were made, misleading in any material respect.

This Opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.	This Opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.	All requested Documents have been provided to us and all factual statements made to us by the Company in connection with this Opinion are true, correct and complete in all aspects.

iii.	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iv.	This Opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

v.	Unless otherwise stated herein, this Opinion is issued solely based on the Documents we have received from the Company as of the date hereof, except that we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and Governmental Agencies.

vi.	This Opinion is intended to be used in the context which is specifically referred to herein, each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

Shanghai Skylight Law Firm

上海天知澜律师事务所

vii.	As used in this Opinion, the expression “to the best of our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact shall be drawn from our representation of the Company or the rendering of this Opinion.

This Opinion is rendered solely to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

This Opinion is given for the benefit of the addressee hereof, and without our express prior written consent, may not be relied upon by any person or entity other than the addressee. Save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the Commission or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/Shanghai Skylight Law Firm
Shanghai Skylight Law Firm

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